Nelnet Mourns the Loss of Board Member William Cintani
Lincoln, NEB., Nelnet (NYSE: NNI) today announced with great sadness that board member William “Bill” Cintani passed away on December 10, 2022.

Cintani joined Nelnet’s board of directors in May 2012 and was long-time chairman and chief executive officer of Mapes Industries. Before joining the Nelnet board, he served 10 years as a member of the board of directors of certain of the company’s asset-backed securities special purpose corporations. With over 40 years of diverse business experience and financial acumen, Cintani added immeasurable value to the board for over a decade, helping to lead Nelnet down its current path of success through strategic diversification and strong financial positioning.

Nelnet’s executive chairman of the board Michael Dunlap shared, “Bill was an incredible mentor to me personally as well as to Nelnet over the last 25 years. His pragmatic, straight-forward counsel played a significant role in Nelnet's success, and his advice, wit and dry sense of humor will be dearly missed.”

Dunlap added, “Our thoughts are with Bill’s family and friends, particularly his wife Marilyn and children Brian, David, Michael and Laura, during this difficult time.”